AMPER, POLITZINER & MATTIA, LLP
CERTIFIED PUBLIC ACCOUNTANTS
and CONSULTANTS

2015 LINCOLN HIGHWAY
P.O. BOX 988
EDISON, NJ 08818-0988

PHONE: 732.287.1000
FAX: 732.287.3200

WWW.AMPER.COM

October 20, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C., 20549-7561

Dear Sirs/Madams:

We have read Lithium Technology Corporation's statements included under Item 4.01 on its Form 8-K filed on October 19, 2010 and we agree with such statements concerning our firm.

/S/ Amper, Politziner & Mattia, LLP